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                      [Hogan & Hartson L.L.P. Letterhead]



                                 July 20, 2000



Board of Directors
CoorsTek, Inc.
16000 Table Mountain Parkway
Golden, Colorado 80403

Ladies and Gentlemen:

     We are acting as counsel to CoorsTek, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed public offering of up to 500,000 shares of the Company's common stock, par value $0.01 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. An executed copy of the registration statement of the Company on Form S-1, Registration No. 333-38824, filed on June 8, 2000, as amended by Amendment No. 1, filed on June 22, 2000, and Amendment No. 2, filed on July 19, 2000 (the "June 8 Registration Statement").

          3. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on December 7, 1999 and by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          5. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom FleetBoston Robertson Stephens Inc., CIBC World Markets Corp., Needham & Company, Inc., First Security Van Kasper and Friedman, Billings, Ramsey & Co., Inc. will act as representatives (the "Underwriting Agreement"), filed as Exhibit 1.1 to the June 8 Registration Statement.

          6. Certain resolutions of the Board of Directors of the Company adopted at telephonic meetings held on April 24, 2000 and July 18, 2000, as certified by the Assistant Secretary of the Company on the date hereof as being


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               complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "General Corporation Law of the State of Delaware, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors referred to above, and the action of the Pricing Committee of the Board of Directors taken at a telephonic meeting on July 19, 2000, the Shares will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.



                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.